    Press Release

UGI Reports Record Fiscal 2017 Results
Issues 2018 Guidance
NOVEMBER 8, 2017

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal year ended September 30, 2017.

HIGHLIGHTS

•	GAAP EPS of $2.46 per diluted share and adjusted EPS of $2.29 per diluted share

•	Record results despite warmer-than-normal weather in all service territories

•	Issued adjusted diluted EPS guidance of $2.45 - $2.65 for the fiscal year ending September 30, 2018
"This year highlighted the strength and resilience of our business as we delivered record earnings despite weather that was warmer than normal in all of our businesses, and significantly warmer in our domestic businesses," said John L. Walsh, president and chief executive officer of UGI Corporation. "We are seeing the benefits of the investments we have made over the past few years and continue to make significant progress on our projects for the future. These initiatives are reducing our dependence on weather, increasing the diversification of our customer base, markets, and geographies, and building a business that is positioned to perform exceedingly well over the long-term."

STRATEGIC ACCOMPLISHMENTS

•
UGI Utilities executed a record $318 million of capital investment, implemented increased base rates at UGI Gas, settled a base rate case for UGI PNG that went into effect last month, added over 14,000 residential heating and commercial customers, and installed a new customer information management system that will unify all four utilities and streamline operations.

•
Midstream & Marketing completed construction of the Sunbury pipeline under budget and ahead of schedule, completed construction and placed into service its Manning LNG liquefaction plant, began construction of its Steelton LNG vaporization and storage facility, and received its Final Environmental Impact Statement (FEIS) from the FERC for the PennEast pipeline.

•
UGI International launched an energy marketing business in the U.K., acquired an energy marketing and services business in the Netherlands, made substantial progress toward the full integration of the Finagaz cylinder and bulk business, and, in October 2017, acquired an LPG distribution business in northern and central Italy, marking its entrance into the country.

•
AmeriGas completed five acquisitions, delivered record operating results in its ACE and National Accounts programs, reduced its average interest rate on long-term debt by more than 100 basis points through refinancings, and increased its distribution for the 13th consecutive year. UGI is excited about the growth opportunities of AmeriGas and has provided a standby equity commitment to fund up to $225 million so that AmeriGas can continue to pursue growth should it experience another significantly warmer than normal winter.

•	UGI Corporation increased its dividend for the 30th consecutive year.
2018 OUTLOOK
UGI provided an adjusted diluted EPS guidance range of $2.45-$2.65 for the twelve months ending September 30, 20181. This guidance range assumes normal weather and excludes mark-to-market gains and losses on commodity and certain foreign currency derivative instruments and Finagaz integration expenses.

1 See “Note on Guidance and Use of Forward-Looking Statements” on page 2

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2017 earnings and other current activities at 9:00 AM ET on Thursday, November 9, 2017. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on November 9 through 11:59 PM ET on November 16. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 5917897.

CONTACT INVESTOR RELATIONS
610-337-1000
Will Ruthrauff, ext. 6571
Shelly Oates, ext. 3202

ABOUT UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing primarily in the Mid-Atlantic region as well as parts of Europe. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE: APU), the nation's largest retail propane distributor.
Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI Corporation is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, Finagaz integration expenses, and the impact on net deferred tax liabilities from a change in the French tax rate. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.
Tables on page 6 reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.
NOTE ON GUIDANCE and USE OF FORWARD-LOOKING STATEMENTS
Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments and Finagaz integration expenses, we cannot reconcile 2018 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS — Propane (millions, except where otherwise indicated)

AmeriGas Propane

For the year ended September 30,	2017	2016	Increase (Decrease)
Revenues	$2,453.5	$2,311.8	$141.7	6.1%
Total margin (a)	$1,450.6	$1,447.0	$3.6	0.2%
Partnership operating and administrative expenses	$915.1	$928.8	$(13.7)	(1.5)%
Operating income	$355.3	$356.3	$(1.0)	(0.3)%
Partnership Adjusted EBITDA	$551.3	$543.0	$8.3	1.5%

Retail gallons sold	1,046.9	1,065.5	(18.6)	(1.7)%
Heating degree days - % (warmer) than normal	(13.5)%	(15.0)%
Capital expenditures	$98.1	$101.7	$(3.6)	(3.5)%

•	Retail gallons sold decreased slightly, primarily due to warm weather in the critical heating months of January and February, a period that was 9% warmer than the prior year.

•	Total margin increased primarily reflecting higher margin from ancillary sales and services partially offset by lower retail total margin due to lower volumes.

•
Partnership operating and administrative expenses decreased largely due to lower uninsured litigation and general insurance expenses and lower group medical insurance expenses, partially offset by higher vehicle and bad debt expenses and a $7.5 million environmental accrual related to a legacy acquisition.

•
Partnership Adjusted EBITDA increased principally reflecting lower operating and administrative expenses excluding the environmental accrual and slightly higher total margin, partially offset by lower other operating income.

UGI International

For the year ended September 30,	2017	2016	Increase (Decrease)
Revenues	$1,877.5	$1,868.8	$8.7	0.5%
Total margin (a)	$942.2	$965.0	$(22.8)	(2.4)%
Operating and administrative expenses	$626.2	$639.7	$(13.5)	(2.1)%
Operating income	$195.7	$206.6	$(10.9)	(5.3)%
Income before income taxes	$175.0	$182.0	$(7.0)	(3.8)%
Finagaz integration expenses	$39.9	$27.9	$12.0	43.0%
Adjusted income before income taxes	$214.9	$209.9	$5.0	2.4%

Retail gallons sold	827.9	820.5	7.4	0.9%
Heating degree days - % (warmer) than normal	(4.5)%	(12.9)%
Capital expenditures	$90.3	$99.9	$(9.6)	(9.6)%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. Although the British pound sterling and the euro during much of Fiscal 2017 were slightly weaker than during Fiscal 2016, the translation effects of these currencies did not negatively impact UGI International net income due to gains on foreign currency exchange contracts.

•
Total retail gallons sold increased slightly as the effects of weather that was colder than the prior year were substantially offset by the absence of volume associated with the lower-margin autogas business in Poland that the company exited in 2016.

•
Total margin was lower primarily due to currency translation effects of a weaker British pound sterling and euro and slightly lower bulk and cylinder retail margins due to the absence of a significant margin parachute experienced in the prior year.

•	Operating expenses decreased primarily reflecting operating synergies from Finagaz integration activities and, to a much lesser extent, currency translation effects.

•	The decrease in operating income primarily reflects the lower total margin and higher depreciation and amortization expenses, partially offset by the lower operating and administrative expenses.

SEGMENT RESULTS — Natural Gas (millions, except where otherwise indicated)

Midstream & Marketing

For the year ended September 30,	2017	2016	Increase (Decrease)
Revenues	$1,121.2	$866.6	$254.6	29.4%
Total margin (a)	$264.5	$264.4	$0.1	—%
Operating and administrative expenses	$95.6	$90.9	$4.7	5.2%
Operating income	$139.2	$146.7	$(7.5)	(5.1)%
Income before income taxes	$141.4	$144.6	$(3.2)	(2.2)%

Heating degree days - % (warmer) colder than normal	(14.5)%	(17.8)%
Capital expenditures	$117.5	$140.4	$(22.9)	(16.3)%

•
Total margin was approximately equal to the prior year primarily reflecting higher peaking, natural gas gathering and natural gas marketing total margin offset by lower capacity management and electricity generation total margin.

•	Operating and administrative expenses increased reflecting higher wage and benefits expense, partially offset by lower operating and maintenance expenses at our electricity generating facilities.

•	Operating income decreased reflecting the higher operating and administrative expenses as well as higher depreciation expense associated with the expansion of our pipeline and peaking assets.

•	The decrease in income before income taxes reflects lower operating income partially offset by AFUDC income associated with our equity investment in the PennEast pipeline.

UGI Utilities

For the year ended September 30,	2017	2016	Increase (Decrease)
Revenues	$887.6	$768.5	$119.1	15.5%
Total margin (a)	$515.6	$473.9	$41.7	8.8%
Operating and administrative expenses	$212.4	$192.7	$19.7	10.2%
Operating income	$228.3	$200.9	$27.4	13.6%
Income before income taxes	$188.1	$163.3	$24.8	15.2%

Gas Utility system throughput - billions of cubic feet
Core market	70.4	66.2	4.2	6.3%
Total	243.1	212.4	30.7	14.5%
Gas Utility Heating degree days - % (warmer) than normal	(11.1)%	(13.6)%
Capital expenditures	$317.7	$262.5	$55.2	21.0%

•	Gas Utility core market throughput increased reflecting temperatures that were 2.6% colder than the prior year, but 11.1% warmer than normal and growth in the number of customers.

•
Total margin increased primarily reflecting an increase in UGI Gas base rates that went into effect on October 19, 2016, higher large firm delivery service total margin, and the higher core market throughput.

•
Operating and administrative expenses increased primarily reflecting higher pension, employee benefits, and customer accounts expenses in addition to the absence of IT system capitalization adjustments that reduced expenses in the prior year.

•
Operating income increased primarily due to the increase in total margin, as well as higher other income due to a $5.8 million environmental insurance settlement, the absence of a charge in the prior year related to environmental matters, and lower interest on purchased gas cost overcollections.

(a) Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is also reduced by certain revenue-related taxes.

REPORT OF EARNINGS - UGI CORPORATION

($ millions, except per share) Unaudited	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Revenues:
AmeriGas Propane	$445.2	$393.5	$2,453.5	$2,311.8
UGI International	366.4	316.4	1,877.5	1,868.8
Midstream & Marketing	204.9	174.3	1,121.2	866.6
UGI Utilities	119.6	108.2	887.6	768.5
Corporate & Other (a)	(22.2)	(16.2)	(219.1)	(130.0)
Total revenues	$1,113.9	$976.2	$6,120.7	$5,685.7
Operating income (loss):
AmeriGas Propane	$(18.5)	$(42.0)	$355.3	$356.3
UGI International	(14.7)	(23.5)	195.7	206.6
Midstream & Marketing	4.6	14.7	139.2	146.7
UGI Utilities	2.0	8.3	228.3	200.9
Corporate & Other (a)	54.2	(46.1)	85.7	77.5
Total operating income (loss)	27.6	(88.6)	1,004.2	988.0
Income (loss) from equity investees	1.3	(0.1)	4.3	(0.2)
Loss on extinguishments of debt	—	(11.8)	(59.7)	(48.9)
Losses on foreign currency contracts, net	(7.8)	—	(23.9)	—
Interest expense:
AmeriGas Propane	(39.6)	(41.4)	(160.2)	(164.1)
UGI International	(5.4)	(5.6)	(20.6)	(24.4)
Midstream & Marketing	(0.5)	(0.4)	(2.1)	(2.1)
UGI Utilities	(9.7)	(9.7)	(40.2)	(37.6)
Corporate & Other, net (a)	(0.3)	(0.2)	(0.4)	(0.7)
Total interest expense	(55.5)	(57.3)	(223.5)	(228.9)
(Loss) income before income taxes	(34.4)	(157.8)	701.4	710.0
Income tax benefit (expense) (b)	17.7	42.1	(177.6)	(221.2)
Net (loss) income including noncontrolling interests	(16.7)	(115.7)	523.8	488.8
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	21.7	71.9	(87.2)	(124.1)
Net income (loss) attributable to UGI Corporation	$5.0	$(43.8)	$436.6	$364.7
Earnings per share attributable to UGI shareholders:
Basic	$0.03	$(0.25)	$2.51	$2.11
Diluted	$0.03	$(0.25)	$2.46	$2.08
Weighted Average common shares outstanding (thousands):
Basic	173,769	173,737	173,662	173,154
Diluted	177,175	173,737	177,159	175,572
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(2.6)	$(10.2)	$44.6	$43.2
UGI International	(7.0)	(20.7)	158.6	111.6
Midstream & Marketing	3.8	9.9	86.9	87.1
UGI Utilities	(4.1)	(1.8)	116.0	97.4
Corporate & Other (a)	14.9	(21.0)	30.5	25.4
Total net income (loss) attributable to UGI Corporation	$5.0	$(43.8)	$436.6	$364.7

(a)
Corporate & Other includes, among other things, net gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(b)
Income tax expense for the three months ended September 30, 2017 includes the beneficial impact of a $1.6 million adjustment to net deferred income tax liabilities associated with a change in the French income tax rate and a $7.6 million decrease in foreign tax credit valuation allowance. Income tax expense for the twelve months ended September 30, 2017 includes (1) the beneficial impact of a $29.0 million adjustment to net deferred income tax liabilities associated with a change in the French income tax rate; (2) $10.3 million of excess tax benefits on share-based payment awards; (3) a $7.6 million decrease in foreign tax credit valuation allowance; and;(4) an income tax settlement refund of $6.7 million, plus interest, in France.

GAAP / NON-GAAP EARNINGS RECONCILIATION
(unaudited)

Fiscal Year Ended September 30, 2017	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other	Total
Adjusted net income attributable to UGI Corporation:
GAAP Net income attributable to UGI Corporation	$44.6	$158.6	$86.9	$116.0	$30.5	$436.6
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $31.9) (a) (b)	—	—	—	—	(51.2)	(51.2)
Unrealized losses on foreign currency derivative instruments (net of tax of $(9.9)) (a)	—	—	—	—	13.9	13.9
Loss on extinguishments of debt (net of tax of $(6.1)) (a)	9.6	—	—	—	—	9.6
Integration expenses associated with Finagaz (net of tax of $(13.7)) (a)	—	26.2	—	—	—	26.2
Impact from change in French tax rate	—	(29.0)	—	—	—	(29.0)
Adjusted net income (loss) attributable to UGI Corporation	$54.2	$155.8	$86.9	$116.0	$(6.8)	$406.1
Adjusted diluted earnings per share:
UGI Corporation earnings per share – diluted (GAAP)	$0.25	$0.89	$0.49	$0.66	$0.17	$2.46
Net gains on commodity derivative instruments not associated with current-period transactions	—	—	—	—	(0.29)	(0.29)
Unrealized losses on foreign currency derivative instruments	—	—	—	—	0.08	0.08
Loss on extinguishments of debt	0.05	—	—	—	—	0.05
Integration expenses associated with Finagaz	—	0.15	—	—	—	0.15
Impact from change in French tax rate	—	(0.16)	—	—	—	(0.16)
Adjusted diluted earnings (loss) per share	$0.30	$0.88	$0.49	$0.66	$(0.04)	$2.29

Fiscal Year Ended September 30, 2016	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other	Total
Adjusted net income attributable to UGI Corporation:
GAAP Net income attributable to UGI Corporation	$43.2	$111.6	$87.1	$97.4	$25.4	$364.7
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $13.5) (a) (b)	—	—	—	—	(29.9)	(29.9)
Loss on extinguishments of debt (net of tax of $(5.0)) (a)	7.9	—	—	—	—	7.9
Integration expenses associated with Finagaz (net of tax of $(10.6)) (a)	—	17.3	—	—	—	17.3
Adjusted net income (loss) attributable to UGI Corporation	$51.1	$128.9	$87.1	$97.4	$(4.5)	$360.0
Adjusted diluted earnings per share:
UGI Corporation earnings per share – diluted (GAAP)	$0.25	$0.64	$0.50	$0.55	$0.14	$2.08
Net gains on commodity derivative instruments not associated with current-period transactions (b)	—	—	—	—	(0.17)	(0.17)
Loss on extinguishments of debt	0.04	—	—	—	—	0.04
Integration expenses associated with Finagaz	—	0.10	—	—	—	0.10
Adjusted diluted earnings (loss) per share	$0.29	$0.74	$0.50	$0.55	$(0.03)	$2.05

(a)	Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

(b)	Includes the effects of rounding.